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                                                                  EXHIBIT 10.40




                     NONQUALIFIED STOCK OPTION AGREEMENT

                                   BETWEEN

                         HOME SHOPPING NETWORK, INC.

                                     AND

                                BARRY DILLER

                          CHAIRMAN OF THE BOARD OF
                         HOME SHOPPING NETWORK, INC.


                           Granting a Nonqualified
                           Stock Option Under The
                    1996 Stock Option Plan for Employees


                    DATE OF GRANT:       November 24, 1995

                    NUMBER OF SHARES:    13,300,000

                    PURCHASE PRICE:      $8.50





                                Page 9 of 18


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                     NONQUALIFIED STOCK OPTION AGREEMENT

                 AGREEMENT between HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company"), and BARRY DILLER, the Chairman of the Board of the Company (the "Optionee").

                 This Agreement evidences the grant of a nonqualified option (the "Option") to purchase Common Stock, $.01 par value, of the Company. The Option is subject to the terms and conditions of the Home Shopping Network, Inc. 1996 Stock Option Plan for Employees (the "Plan") adopted by the Board of Directors (the "Board") of the Company on February 12, 1996 and approved by the Company's stockholders on May 9, 1996, and the policies and procedures for administration of the Plan that may hereafter be adopted by the Compensation/Benefits Committee of the Board (the "Committee"), to the extent such policies and procedures are consistent with the terms of this Agreement and the Plan. A copy of the Plan is attached to this Agreement.

                 1.       Definitions and Construction.

                          1.1     Definitions.  Whenever used herein, the
following terms shall have their respective meanings set forth below:

                          (a)     "Date of Option Grant" means November 24,
1995.

                          (b)     "Number of Option Shares" means 13,300,000
shares of Stock, as adjusted from time to time pursuant to Section 9.

                          (c)     "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

                          (d)     "Exercise Price" means $8.50 per share of
Stock, as adjusted from time to time pursuant to Section 8.

                          (e)     "Fair Market Value" means, as of any date,
the closing price of the Stock on the New York Stock Exchange, Inc. (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded, or, if the stock is not then listed or traded, such price as may be determined in good faith by the Board.

                          (f)     "Good Reason" means the assignment to the
Optionee at any time (x) prior to the consummation of the merger (the "Merger") of the Company with a subsidiary of Silver King Communications, Inc. ("SKC") or
(y) following a Transfer of Control of any duties inconsistent in any respect with his position as Chairman of the Board of the Company, any purported termination of the Optionee's service with the Company other than for Cause or any other action by the Company that results in a diminution in his position, authority, duties or responsibilities.





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                          (g)     "Initial Exercise Date" means the Initial
Vesting Date.

                          (h)     "Initial Vesting Date" means the first
anniversary of the Date of Option Grant.

                          (i)     "LSAR" has the meaning provided in Section
4.9 of this Agreement.

                          (j)     "Option Expiration Date" means the tenth
anniversary of the Date of Option Grant.

                          (k)     "Securities Act" means the Securities Act of
1933, as amended.

                          (l)     "Transfer of Control" means (A) prior to the
consummation of the Merger, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Optionee, Liberty Media Corporation and their respective affiliates (within the meaning of Rule 12b-2 promulgated under the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing a majority of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Transfer of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (y) and
(z) of subsection (ii); (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (y) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities and (z) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or
(iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (B) upon the consummation of the Merger, as set forth in Paragraph 7(g) of the Equity and Bonus Compensation Agreement by and between the Optionee and SKC dated as of August 24, 1995. In the event of a transaction (including, without limitation, a merger,





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consolidation, reorganization or recapitalization) between the Company or its stockholders and another corporation, entity or person, pursuant to which the holders of Company Common Stock exchange such Common Stock for shares of stock or assets of such corporation, person or entity, the provisions of this definition shall apply thereafter to events relating to such corporation, person or entity, treating such entity as the Company for purposes of this definition

                          1.2     Construction.  Captions and titles contained
herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

                 2.       Option Grant and Time of Exercise.

                 The Options granted hereunder shall be nonqualified stock options and shall be exercisable as follows (subject to acceleration or earlier termination as provided in this Agreement):

                                   Date on and                        Date on or Before
Number                             After Which                        Which Must be
of Shares                          Exercisable                        Exercised
---------                          -----------                        ---------
3,325,000                          November 24, 1996                  November 24, 2005
3,325,000                          November 24, 1997                  November 24, 2005
3,325,000                          November 24, 1998                  November 24, 2005
3,325,000                          November 24, 1999                  November 24, 2005

Without otherwise limiting the provisions of this Agreement, in the event of termination of the Optionee's service pursuant to Section 7.1(d) of this Agreement, all unexercised Options shall vest immediately prior to such termination and shall become exercisable as of the date of such termination.

                 3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board or the Committee, as applicable. All determinations by the Board and Committee shall be final and binding upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election.




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                 4.       Exercise of the Option.

                          4.1     Method of Exercise.

                          Subject to the conditions and restrictions contained
in this Section 4, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice is irrevocable and must be accompanied by payment in cash, as provided in this Agreement, or such other form permitted by this Agreement or as the Committee may reasonably approve, including shares of Common Stock of the Company in accordance with this Section 4 below, and a signed stock option exercise form.

                          4.2     Payment of Exercise Price.

                                  (a)      Forms of Consideration Authorized.
Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.2(c), or (iv) by any combination of the foregoing.

                                  (b)      Tender of Stock.  Notwithstanding
the foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

                                  (c)      Cashless Exercise.  A "Cashless
Exercise" means the assignment in a form reasonably acceptable to the Company of the net proceeds of a sale or loan with respect to some or all of the shares of Stock to be acquired upon the exercise of the Option pursuant to a program or procedure subject to the reasonable approval of the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), in an amount equal to the aggregate exercise price of the Options being exercised.

                 4.3      Tax Withholding.         No later than the date as of
which an amount first becomes includable in the gross income of the Optionee for federal income tax purposes in connection with the Option, including, withholding limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer , in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign tax withholding obligations required by




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law to be withheld by the Company with respect to such amount.  Such payment may be made by the withholding or delivery of shares of Common Stock.

                 4.4 Certificate Registration. The certificate (or certificates, in accordance with Optionee's instructions) for the shares as to which the Option is exercised shall be registered in the name of the Optionee (or, at Optionee's request, a corporation or other entity controlled by Optionee), or, if applicable, in the names of the heirs of the Optionee.

                 4.5 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. Certificates with respect to shares of Stock issued upon exercise of the Option may contain an appropriate legend regarding registration under applicable federal and state securities laws and limitations on sale under such laws.

                 4.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option and shall deliver cash in lieu of fractional shares.

                 4.7 Registration of Shares. Upon request by the Optionee, the Company shall use all commercially reasonable efforts promptly to effect a registration under the Securities Act of the shares of Stock issued upon exercise of the Option and owned by the Optionee without cost to the Optionee, other than underwriting discounts and commissions, any broker or dealer fees or commissions and the fees and expenses of any special accounting required in connection with the registration, which shall be paid by the Optionee; provided, however, that the Company shall not be obligated to effect any registration pursuant to this paragraph if counsel designated by the Company (which counsel shall be reasonably acceptable to the Optionee) delivers an opinion to the Optionee to the effect that the number of shares of Stock specified in such request for registration could then be sold by the Optionee within a three-month period under Rule 144 (or any successor provision then in effect) under the Securities Act, and the Optionee is then entitled to sell Stock pursuant to said Rule 144. Such registration shall be effected pursuant to registration rights customary under the circumstances.

                 4.8 Payment of Transfer Taxes, Fees and Other Expenses. The Company agrees to pay any and all original issuance taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to the exercise of the Options together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.





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                 4.9      Effect of a Transfer of Control.  (a) Upon a Transfer
of Control, this Option, to the extent not previously exercisable or terminated, shall become exercisable.

                                  (b)      With respect to each share of Stock
then subject to the Option, to the extent not exercised or terminated as of the date a Transfer of Control occurs, from and after the date of the Transfer of Control until the termination of the Option in accordance with this Agreement, the Optionee shall have the right (an "LSAR"), in lieu of exercising such Option in whole or in part, upon notice to the Company of his election to exercise an LSAR, to surrender such Option (or portion thereof) to the Company for cancellation in exchange for cash in an amount equal to the excess of the Fair Market Value of the share of Stock to which the Option relates on the date of exercise of the LSAR over the Exercise Price for such Option. Upon exercise of an LSAR, the Option with respect to such shares of Stock shall be terminated. The LSARs granted herein shall not be transferable except to the extent permitted with respect to the related Option pursuant to this Agreement and shall be subject to the other terms of this Agreement in the same manner as the related Option, including, without limitation, with respect to termination and adjustment.

                 5.       Nontransferability of the Option.         The Option
may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

                 6.       Termination of the Option.

                 The Option, whether then exercisable or not, shall terminate and cease to be exercisable as follows:

                          (a) if the Company terminates the Optionee's service for Cause, immediately upon the effective date of such termination;

                          (b) if the Optionee's service with the Company is terminated other than (i) by the Optionee for Good Reason or
                 (ii) by the Company except as provided in Section 7 below, at the close of business on the date that is three (3) months (or, if such day is not a business day, at the close of business on the first business day after such day) after the effective date of such termination; or

                          (c) in all other cases, at the close of business November 24, 2005.



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                 7.       Effect of Termination of Service.

                          7.1     Option Exercisability.

                                  (a)      Disability.  If the Optionee's
service with the Company is terminated by the Company because of the disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the date that is three (3) months (or, if such day is not a business day, at the close of business on the first business day after such day) after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date.

                                  (b)      Death.  If the Optionee's service
with the Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at anytime prior to the date that is six (6) months (or, if such day is not a business day, at the close of business on the first business day after such day) after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date. The Optionee's service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of service, other than for Cause (as defined below).

                                  (c)      Termination Not for Good Reason.
If the Optionee terminates his service with the Company other than for Good Reason, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's service is terminated, may be exercised in whole or in part by the Optionee at any time prior to the close of business on the date that is three (3) months (or if such day is not a business day, at the close of business on the first business day after such day) after the date on which the Optionee's service is terminated, but in any event no later than the Option Expiration Date, and the Option, to the extent unexercisable by the Optionee on the date on which the Optionee's service is terminated, shall be terminated.

                                  (d)      Other Termination of Service.  If
the Optionee's service with the Company is terminated (i) by the Company for any reason other than Cause, or because of the disability or death of Optionee as provided in paragraphs (a) or (b), above, or (ii) by the Optionee for Good Reason, the Option to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's service is terminated, may be exercised in whole or in part by the Optionee at any time prior to the close of business on the date that is six (6) months (or if such day is not a business day, at the close of business on the first business day after such day) after the date on which the Optionee's service is terminated, but in any event no later than the Option Expiration Date. "Cause" shall mean the willful and continued failure of the Optionee substantially to perform his duties to the Company (other than as a result of physical or mental illness or injury), after the Board delivers to the Optionee a written demand for substantial performance that specifically identifies the manner in which the Board of Directors believes that he has not substantially performed his duties.

                          7.2     Extension if Exercise Prevented by Law.
Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.5, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable.




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                 8.       Adjustments for Changes in Capital Structure.  In the
event of any stock dividend, stock split, reverse stock split, recapitalization, combination, consolidation, merger, reclassification, or similar change in the capital structure of the Company, the number and kind of shares subject to the Option and the Exercise Price will be appropriately adjusted consistent with such change. The provisions of this paragraph shall similarly apply to successive such events, and following any adjustment pursuant to this Section 8, all references herein to the number and kind of shares subject to, and the Exercise Price of, the Option shall be deemed to refer to such adjusted number, kind and Exercise Price.

                 9. Successors. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                          (b) The Company shall require any successor (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, except as otherwise provided in this Agreement. Upon consummation of the Merger, all references herein to the Company shall be deemed to refer to SKC, and the Company shall cause SKC to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, except as otherwise provided in this Agreement.

                 10. Termination or Amendment. The Board may terminate or amend the Plan at any time, provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee. No amendment or addition to this Option Agreement shall be effective unless in writing and signed by both parties.

                 11. Integrated Agreement. This Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein or therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect. To the extent the terms of this Agreement are not consistent with the provisions of the Plan, the terms contained in this Agreement shall govern the Option.




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                 IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the 24th day of November, 1995.

                                        HOME SHOPPING NETWORK, INC.

                                        By:__________________________________



                                        ________________________________________
                                        Barry Diller, OPTIONEE





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